UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2012

MISSION WEST PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34000	95-2635431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10050 Bandley Drive, Cupertino, CA 95014
(Address of principal executive offices, zip code)

 Registrant’s telephone number, including area code: (408) 725-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.    REGULATION FD.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 11, 2012, Mission West Properties, Inc. (“Mission West”) held a conference call regarding its earnings results for the third quarter ended September 30, 2012, which was duly noticed by a press release that provided the website and telephone information for investors to listen to the live call and to access a replay of the call. During the conference call certain forward-looking statements were made including those regarding the potential sale of Mission West, the timing of any such sale, and the potential pricing of such sale.  There can be no assurances that the potential sale will be consummated or, if consummated, what the timing of such sale might be.  Further, until such time as a definitive agreement is signed, material terms, including pricing, remain the subject of negotiation. A copy of the transcript of the conference call is furnished herewith as Exhibit 99.1.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Transcript of October 11, 2012 Conference Call

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION WEST PROPERTIES, INC.

Date: October 15, 2012	By:	/s/ Carl E. Berg
Carl E. Berg
Chief Executive Officer

Exhibit 99.1

Mission West Earnings Q3 2012 Earnings Call Teleconference MSW
2012-10-11 15:29:05.462 GMT

Event Date: 10/11/2012
Company Name: Mission West Properties, Inc.
Event Description: Q3 2012 Earnings Call
Source: Mission West Properties, Inc.

MANAGEMENT DISCUSSION SECTION

Operator:
Ladies and gentlemen, thank you for standing by and welcome to the Third Quarter 2012 Earnings Results Conference Call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session, instructions will be given at that time. [Operator Instructions] As a reminder, this conference is being recorded. I would now like to turn the conference over to our host, Vice President of Finance, Mr. Wayne Pham. Please go ahead.

Wayne N. Pham:
Good morning. The matters described herein contain forward-looking statements. Such statements can be identified by the use of forward-looking terminologies such as will, anticipate, estimate, expect, intend or similar words. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company's controls, which may cause material differences in the actual results, performance or other expectations.

Good morning, everyone and welcome to the Mission West third quarter 2012 conference call. Let me begin with the earnings results for the quarter. Funds from operation or FFO for the third quarter 2012 was approximately $14.6 million or $0.14 per share as compared to approximately $14.1 million or $0.13 per share for the comparable period in 2011. FFO per share increased approximately 7.7%. On a sequential quarter basis, FFO for the quarter ended June 30, 2012 was approximately $0.11 per share. For the nine months ended September 30, 2012, FFO decreased to approximately $40.9 million or $0.39 per share from FFO of approximately $44.4 million or $0.42 per share for the same period in 2011.

Total net income for the quarter ended September 30, 2012 was approximately $13.5 million, compared to approximately $7.4 million for the quarter ended September 30, 2011. Net income available to common stockholders for the third quarter 2012 and 2011 was approximately $2.9 million and $1.1 million respectively. This resulted in diluted earnings per share of approximately $0.13 and $0.08 for the respective period, a per-share increase of approximately 62% primarily due to gains on sale of real estate. For the quarter ended September 30, 2012, gains from sale of real estate accounted for approximately $0.04. On a sequential quarter basis, diluted earnings per share for the quarter ended June 30, 2012 was approximately $0.12.Total net income for the nine months ended September 30, 2012 was approximately $40.5 million, compared to approximately $24.7 million for the same period in 2011. For the nine months ended September 30, 2012, net income available to common stockholders per diluted share was $0.37, up from $0.27 a year ago, a per-share increase of approximately 37%. Rental income for the third quarter 2012 was approximately $20.5 million compared to $20.9 million for the same period in 2011. For the nine months ended September 30, 2012, rental income decreased to approximately $60.6 million from $63 million in 2011. Our occupancy rate for our leased properties at quarter-end was approximately 70.6% compared to 66.7% a year ago and 70.3% as of last quarter. Tenant reimbursement decreased approximately 5.2% in the third quarter 2012 compared to the same quarter a year ago from approximately $4.3 million to $4 million. For the nine months ended September 30, 2012, tenant reimbursement decreased 15.7% compared to the same period in 2011 from approximately $13 million to $11 million. The decrease was primarily due to refunds of tenants for overpaid 2011 tenant reimbursement. Operating expenses, including real estate taxes, for the third quarter 2012 decreased approximately 8.2% compared to the same period in 2011, primarily due to lower roofing repairs and utility expenses. For the nine months ended September 30, 2012, operating expenses including real estate taxes decreased 4.4% compared to the same period in 2011 due to higher real estate tax refunds in 2012. Same-store NOI on a cash basis for the third quarter 2012 decreased by approximately 1.2% compared to the same quarter in 2011, mainly driven by lower operating revenues. During the third quarter, the company sold four vacant R&D properties located at 300 Montague Expressway, 324 through 368 Montague Expressways, 337 Trade Zone Boulevard, and 1815 through 1845 McCandless Drive in Milpitas, California, consisting of approximately 225,000 rentable square feet. A total combined net gain of approximately $4.8 million was recognized and classified as discontinued operations on the total combined cash sale of price of approximately $27.5 million. Now, I'll turn it over to Ray Marino, who will discuss the leasing activities and current R&D market in the Silicon Valley. Ray?

Raymond V. Marino:
Thank you, Wayne. Good morning. Preliminary data from Cassidy Turley indicates that the second quarter vacancy rate for R&D space in Silicon Valley was at 14.5% or approximately 24.4 million square feet. R&D sublease space represents 8.9% of the total vacant R&D space or approximately 2.2 million square feet. The office vacancy was at 13% or approximately 8.6 million square feet, office sublease space represents 8.8% of the total office space or approximately 760,000 square feet.
For the second quarter, Cassidy Turley reported negative net absorption of 407,000 square feet in the R&D sector. The Silicon Valley office sector experienced positive net absorption of approximately 1.4 million square feet. The data continues to show a trend in more office users in the market, principally from City of Santa Clara North through Sunnyvale Mountain View, Menlo Park, and Palo Alto. R&D space continues to struggle in various markets and the data has shown that there is a little bit of increased trend, potentially in the fourth quarter of this year and first quarter of next year. And we're seeing that a little bit in some of the calls and activity that we're engaged in. Preliminary - based on preliminary data from the State of California's Employment Development Department Website, Santa Clara County's unemployment rate was at 8.5% in August 2012 compared to 9.8% in August 2011. And during the same time period, the total labor force increased by 15,000 workers from 901,000 to 916,000. On the tenant receivable front, we don't have any significant delinquencies to report. During the third quarter, we did not complete any new leases and we had one renewal, which was for 27,000 square feet for a weighted average lease term of 18 months and a triple net lease rate of $0.70 per square foot or approximately $8.40 in a building in Santa Clara. We don't have any lease terminations or other deals to announce. And I'll turn the call over to Carl Berg.

Carl E. Berg:
Good morning. I'm sorry that we are unable to announce today the closure of our sale things are going, the buyer and seller have agreed upon the terms, we're just trying to get all the attorneys to agree upon the terms, and that seems like a never ending problem. But, we are getting closer, and our goal is at the very latest should be able to do something within the next 10 days. But we've had quite a few goals that we haven't met. But the buyer wants to buy the property and we certainly want to sell it. So, we're going to do everything possible to get this deal finalized. It's all legal terms, not anything else and hopefully we'll get to the bottom of all of these within the next few days. At this point, I'll take calls and - and try to answer any questions anyone has.

Q&A

Operator:
[Operator Instructions]. We have a question from the line of Anthony Paolone, with JPMorgan. Please go ahead.

  <A - Carl E. Berg>: Hi, Tony.

  <Q - Anthony Paolone>: Hi, Carl. Hi, everyone. So, Carl, it's just, here it sounds like the economics have largely been agreed upon, is there any risk like that some of these other issues that the lawyers might have, might not be able to get resolved, or something can change and get in the way or how do you think about that?

  <A - Carl E. Berg>: I don't think so. It's all - we've just got so many -
  so many people involved that every time there's a change made somebody else then wants to make another change. And it just goes on and on and on. And so, we think we're down to about three or four issues. So, hopefully we can get this thing done, but I believe we were there before. So, I really apologize that this has taken long because as far as the financial terms, they were pretty much agreed four or five months ago.

  <Q - Anthony Paolone>: Got. And when you say...

  <A>: No. I mean we both the buyer wants to close this deal, and we want to close this deal, and to meet I've told it to everyone that we can't do the deal if it goes beyond the end of the year because we don't know what the tax issues are going to be next year, and so that's kind of a dead stop for us, and if forgot we're going to meet that goal, we've got to do something here in the next 15 days.

  <Q - Anthony Paolone>: Got it. When you said a lot of people involved, is this a multiparty transaction or is it just Mission West and a buyer?

  <A>: Well, it's a buyer, but they're - I mean a group, but it's made up of two separate companies. And therefore, we have representatives from the legal point of view and Maryland point of view, for each company involved in every decision.

  <Q - Anthony Paolone>: Understand. And then just - in terms of talking about the pricing having been set five months ago, and tie it in with some of Ray's commentary, I mean what's fundamentally in the Silicon Valley, like how much has the strength gone down into some of your, submarkets and down closer to
  San Jose and some of the places where Mission West owns assets, have you seen much of it at this point or is it still primarily happening more up in the
  Bay Area?

  <A>: It's creeping down that way a little bit. We've seen more activity in the past month and a month and a half and we have, for really the last six months, and so I think it is creeping down because the other stuff is getting pretty much leased up, but that definitely is a trend in long-term.

  <Q - Anthony Paolone>: Okay. Then just last question, Carl. If a sale doesn't occur what's plan B?

  <A - Carl E. Berg>: Well. We're going to make the sale happen. But if not, we'd continue to operate to something like we have or we would try and go back and see if there is someone else that was in the group that might have an interest, but I'm convinced we're going to make this thing happen. I'd just apologize that it's taken so long and it's totally ridiculous.

  <Q - Anthony Paolone>: Got it. Well thanks for the color. I appreciate it.

  Operator:
  Our next question is from the line of John Guinee with Stifel. Please go ahead.

  <Q - John Guinee>: Hi. John Guinee. Well, Carl, let me just ask the question a little bit different than Tony. If you look five or six months ago when you were negotiating the price on it and you look at it today, does the buyer feels if he has got a better deal than when you originally negotiate the terms, so there is incentive for him to stick it out?

  <A - Carl E. Berg>: I believe that's the case, they feel strongly that the market is going to get better, and therefore they think they are going to have a better deal next year than they have got this year. And we'll hope that that continues because they are frustrated with the length that time has taken as much as I'm, and so I want to get this thing done as fast as we can, and I'm hoping that maybe we are close to the end now.

  <Q - John Guinee>: Perhaps if you threaten not to pay the legal bills if it doesn't close, they don't get to a conclusion quickly?

  <A - Carl E. Berg>: It's not a bad idea.

  <Q - John Guinee>: All right. Good luck.

  <A - Carl E. Berg>: Thanks.

  Operator:
  Our next question is from the line of Erin Aslakson with Stifel. Please go ahead.

  <Q - Erin Aslakson>: Hey, Carl. Just a quick question on the three sticking points. If you - any of those seem to be large enough to actually halt the deal or is it just a matter of negotiation?

  <A - Carl E. Berg>: I don't believe so. I think it's all just a matter of negotiation.

  <Q - Erin Aslakson>: So the probability of closing?

  <A - Carl E. Berg>: It's mainly - it's more - we're really dealing more with issues that what if kind of questions. And those are always the ones that are tough to deal with because they can never end. You can always have another what if, what if this happens, and what if that happens, what if the world ends, what if the world doesn't end, and on and on and on. And so that's been the real problem and with some many people involved, we just keep getting another what if every week.

  <Q - Erin Aslakson>: All right, all right. And so what would you handicap
  [ph] closing at today?

  <A - Carl E. Berg>: Well, I think we're ...

  <Q - Erin Aslakson>: 90%?

  <A - Carl E. Berg>: I mean it's very difficult to say, but I think we're in the 90% plus because the real key to this thing is if the buyer wants to buy it and the seller wants to sell. So, we've just got overcome these technical issues.
  All right, all right. Okay. We'll get it done.

  <Q - Erin Aslakson>: Thank you.

  <A>: Thanks.

  Operator:
  Our next question is from line of [indiscernible]. Please go ahead.

  <Q>: Good morning. So many things go as you expect and we have some kind of announcement [indiscernible] just for argument sake in the next two weeks, when would you and how much after that - how much time after that would it take for actual funds to change hands and payment to be made, is this a situation where we wait another six or eight weeks or are we talking about a matter?

  <A>: No, basically we have to get these and we have to file with the SEC and then that we have to hold for 10 days, and if they don't notify us that they want to do something else, then we can send out the proxy, and the proxy will be about 25 days. So if you say that we are going to get it down in the next
  15 days, let's say and then we've got 10 with the SEC and 25, so we got another 35 days, and then the closing is due to be anytime with very shortly after we get the shareholder vote, but no more than 10 days.

  <Q>: Okay. So that's why you are saying that to meet the year-end deadline, you really have to get something signed sealed delivered in the next week or two?

  <A>: Yes. It's going to be very, very difficult, if we don't get that done. I mean we can still do it, but I mean the next two or three weeks is critical.

  <Q>: Thank you.

  Operator:
  We are showing no other questions. We've just received a late question from the line of [Operator Instructions] John Webster with Ramius Group Capital.
  Please go ahead.

  <Q - John Webster>: Thanks. If you close your outline, will be there a fourth quarter dividend?

  <A>: We are still looking at that from a technical point of view, it's going to mount to the same amount of money, but we don't know whether it will be considered a dividend or what so, I don't have an answer to that today. But it would be the same amount we will just put it in two categories if we need to report a dividend for this quarter.

  <Q - John Webster>: Thank you.

  Operator:
  And we have no other questions.

  Carl E. Berg:
  Thank you very much for attending today and I'm sorry we don't have that kind of news, all of you were hoping for, but I hope we'll be having that call very shortly. Thank you.

  Operator:
  Ladies and gentlemen, that does conclude the conference for today. Thank you for your participation and for using AT&T Executive Teleconference. You may now disconnect.